CODE OF ETHICS
                                       OF
                           SHEPHERD STREET FUNDS, INC.


I.   INTRODUCTION

     This Code of Ethics has been adopted by Shepherd Street Funds, Inc. (the "Company") and Salem Investment Counselors, Inc. (the "Adviser"), the investment adviser to the Shepherd Street Equity Fund (the "Fund"), a series of the Company, in compliance with Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act") to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Company may abuse their fiduciary duties to the Company, and to deal with other types of conflict-of-interest situations to which the Rule is addressed.

     The Rule makes it "unlawful" for certain persons who have affiliations with the Company to engage in conduct which is deceitful, fraudulent or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of securities by the Company. This Code of Ethics is intended to establish policies and procedures designed to insure that persons subject to this Code of Ethics and the Rule comply with applicable securities laws and do not use any information concerning the investments or investment intentions of the Company, or his or her ability to influence such investment related information, for personal gain or in a manner detrimental to the interests of the Company.

II.  PRINCIPLES

     This Code of Ethics acknowledges the general principles that persons affiliated with the Company:

     (A)  owe a fiduciary obligation to the Company;
     (B) have the duty at all times to place the interests of Company shareholders first;
     (C) must conduct all of their personal securities transactions in such a manner as to avoid any conflict of interest or abuse of such person's position of trust and responsibility; and
     (D) should not take inappropriate advantage of their positions in relation to the Company.

III. DEFINITIONS (AS USED HEREIN)

"ACCESS PERSON" means:

     (1) any director, officer, or Advisory Person of the Company or the Adviser who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Company, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Company, regarding the purchase or sale of Covered Securities.

"ADVISORY PERSON" means:

     (1) Any employee of the Company or the Adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

     (2) Any natural person in a control relationship to the Company or the Adviser who obtains information concerning recommendations made to the Company with regard to the purchase or sale of Covered Securities by the Company.

"AFFILIATED PERSON" means:

     (1) Any officer, director, copartner or employee of the Company or Adviser;

     (2) any person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of the Company or Adviser;

     (3) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by the Company or Adviser; and

     (4) any person directly or indirectly controlling, controlled by, or under common control with the Company or the Adviser.

"BENEFICIAL INTEREST" means:

          any interest by which an Access Person or any member of his or her immediate family (relative by blood or marriage living in the same household), can directly or indirectly derive a monetary benefit from the purchase, sale (or other acquisition or disposition) or ownership of a security, except such interests as Clearing Officers shall determine to be too remote for the purpose of this Code of Ethics. (A transaction in which an Access Person acquires or disposes of a security in which he or she has or thereby acquires a direct or indirect Beneficial Interest will be referred to in this Code of Ethics as a "personal securities" transaction or as a transaction for the person's "own account").

          At the written request of a person subject to this Code of Ethics, the Clearing Officers, in their sole discretion or with the advice of counsel, may from time to time issue written interpretations as to whether an Access Person has a "Beneficial Interest" in a security or a transaction, and whether a transaction is or would be considered to be a "personal securities" transaction or a transaction "for the person's own" account for purposes of the reporting requirements under this Code. Any such written interpretations shall be included in Appendix A attached to and incorporated by reference into this Code of Ethics, and may be relied upon solely by the person(s) seeking such interpretations.

"CCO" means the Company's Chief Compliance Officer.

"CLEARING OFFICERS" means any two officers of the Company who are not:

     (1)  parties to the transaction;
     (2)  related by blood or  marriage to a party to the  transaction;  and
     (3) interested in or affiliated persons of the issuer of the securities at issue.

"CONTROL" means:

     the power to exercise a controlling influence over the management or policies of a company (unless such power is solely the result of an official position with such company). Any person who owns beneficially, directly or through one or more controlled companies, more than 25% of the voting securities of a company shall be presumed to control such company.

"COVERED SECURITY" means:

     all stock, debt obligations and other instruments comprising the investments of the Company, including any warrant or option to acquire or sell a security, and financial futures contracts, except that it does not include:

     (1)  Direct obligations of the Government of the United States;

     (2) Banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and

     (3)  Shares   issued   by   open-end   investment    companies   (including
          exchange-traded funds (ETFs)), excluding any open-end investment companies managed by the Adviser or an Affiliated Person of the Adviser.

     References to a "Security" in this Code of Ethics shall include any warrant for, option in, or security immediately convertible into that "Security."

A "SECURITY HELD OR TO BE ACQUIRED" by the Company means:

     any Covered Security which, within the most recent 2 business days: (i) is or has been held by the Company; or (ii) is being or has been considered by an Adviser for purchase by the Company.

A security is "BEING CONSIDERED FOR PURCHASE OR SALE":

     from the time an order is given by or on behalf of the Company to the order room of the Adviser until all orders with respect to that security are completed or withdrawn.

IV.  GENERAL PROVISIONS

     The specific provisions and reporting requirements of the Rule and this Code of Ethics are concerned primarily with those investment activities of ACCESS PERSONS who are associated with the Company and who thus may benefit from or interfere with the purchase or sale of portfolio securities by the Company. However, the Rule and this Code of Ethics shall also apply to all Affiliated Persons of the Company and the Adviser(s) ("Covered Persons"), unless specifically stated otherwise.

     The Rule makes it "unlawful" for COVERED PERSONS to engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of securities by the Company. Accordingly, under the Rule and this Code of Ethics, no COVERED PERSON shall use any information concerning the investments or investment intentions of the Company, or his or her ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Company. COVERED PERSONS are required to comply with all federal securities laws.

V.   PROHIBITED TRANSACTIONS

A.   BLACKOUT PERIODS

     Subject to any additional limiting requirements that may be set forth below, an ACCESS PERSON may not effect a personal securities transaction in Covered Securities if he or she knows or should know at the time of entering into the transaction that, with respect to purchases, the Company has purchased the same security within the last 2 business days or is going to purchase the same security in the next 2 business days and, with respect to sales, the Company has sold the same security within the last 2 business days or is going to sell the same security in the next 2 business days, unless such ACCESS PERSON obtains advance written clearance of such transaction by two Clearing Officers following the procedures in Paragraph VI of this Code of Ethics.

     DE MINIMIS EXEMPTION. Notwithstanding the foregoing, an advance clearance request to trade 2,000 or fewer shares of an issuer that has at least $1 billion in market capitalization is not subject to the Blackout Period. Such de minimis trading requests will be granted by the CCO, subject to other trading restrictions and the following conditions:

     (i) The request is not made by a portfolio manager who is also buying or selling the same security for the Company. and

     (ii) De minimis exemption grants are only valid for 3 business days after the exemption is granted.


B.   INITIAL PUBLIC OFFERINGS

     An ACCESS PERSON may not acquire any security in an initial public offering, unless such ACCESS PERSON obtains advance written clearance of such transaction by two Clearing Officers .

C.   PRIVATE PLACEMENTS

     An ACCESS PERSON may not acquire any security in a private placement, unless such ACCESS PERSON obtains advance written clearance of such transaction by two Clearing Officers.

     When considering whether to grant approval to the ACCESS PERSON to engage in these transactions, the Clearing Officers shall consider, among other factors, whether the investment opportunity should be reserved for the Company, and whether the opportunity is being offered to the ACCESS PERSON by virtue of his or her position with the Company.

D.   GIFTS

     ADVISORY PERSONS may not accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Company.

E.   SERVICE AS A DIRECTOR TO OTHER PUBLIC COMPANIES

     ADVISORY PERSONS may not serve on the board of directors of any publicly traded company, without prior authorization by the CCO or a majority of the Company's Board of Directors.

VI.  ADVANCE CLEARANCE REQUIREMENT

A.   PROCEDURES

     (1)  FROM  WHOM  OBTAINED
          Persons who desire to enter into personal securities transactions in transactions requiring prior approval under paragraph V above, must obtain the written approval of any two Clearing Officers prior to entering into such transactions.

     (2)  TIME OF CLEARANCE
          Transaction clearances must be obtained not more than three (3) days prior to the transaction. If the trade is not made within three (3) days of the date of clearance, a new clearance must be obtained.

     (3)  FORM
          Persons seeking authorization to enter into transactions requiring prior clearance shall complete and sign a form approved for that purpose by the Company, which form shall set forth the details of the proposed transaction. An example of such form is annexed hereto as Schedule A ("Clearance Forms"). Upon obtaining authorization to enter into the subject transaction, the Clearing Officers authorizing the transaction shall sign the Clearance Form to indicate such approval.

     (4)  FILING
          Copies of all completed Clearance Forms, with all required signatures, shall be retained by the Company in accordance with the record keeping requirements set forth in Section XII of this Code of Ethics.


B.   FACTORS CONSIDERED IN CLEARANCE OF PERSONAL TRANSACTIONS

     Clearing Officers may refuse to grant clearance of a personal transaction in their sole discretion without being required to specify any reason for the refusal. Generally, Clearing Officers should consider the following factors in determining whether or not to authorize a proposed transaction:

          (1) Whether the amount or nature of the transaction, or person entering into the transaction, is likely to affect the price or market for the Security;

          (2) Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales in the same or similar security being made or being considered by the Company; and

          (3) Whether the security proposed to be purchased or sold is one that would qualify for purchase or sale by the Company.

VII.  EXEMPT TRANSACTIONS

          Neither the prohibitions nor the reporting requirements of this Code of Ethics apply to:

          (A) Purchases, sales or other acquisitions or dispositions of Securities for an account over which the person has no direct influence or control and does not exercise indirect influence or control;

          (B)  Purchases,   sales  or  other  acquisitions  or  dispositions  of
               securities which are not eligible for purchase or sale by any portfolio of the Company;

          (C)  Involuntary purchases or sales;

          (D) Purchases which are part of an automatic dividend reinvestment plan; and

          (E) Purchases or other acquisitions or dispositions resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights;

VIII. REPORTING OF SECURITIES TRANSACTIONS

A.   REPORTING REQUIREMENTS OF ACCESS PERSONS

     (1) REPORTS REQUIRED: Unless specifically excepted by other provisions of this Code of Ethics, every ACCESS PERSON must provide to the CCO the following reports:

          (a) INITIAL HOLDINGS REPORTS- Not later than ten (10) days after a person becomes an ACCESS PERSON, such person shall complete, sign and deliver to the Company, and the Adviser(s), as applicable, an Initial Holdings Report, a form of which is attached to this Code of Ethics as Schedule B; except that

               (i) Any person who qualified as an ACCESS PERSON prior to March 1, 2000 shall be exempt from filing an Initial Holdings Report.

          (b) QUARTERLY TRANSACTION REPORTS- Not later than thirty (30) days after the end of each calendar quarter, each ACCESS PERSON shall make a written report ("Quarterly Transaction Report"), a form of which is attached to this Code of Ethics as Schedule C, to the CCO which;

               (1) With respect to any transaction during the previous calendar quarter in a Covered Security in which the ACCESS PERSON had any direct or indirect Beneficial Ownership, contains the following information:

                    (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), ticker symbol or CUSIP number, the number of shares and the principal amount of each Covered Security involved:

                    (ii) The nature of the transaction (i.e., purchase,  sale or any other type of acquisition or disposition);

                    (iii)The  price  of  the  Covered   Security  at  which  the
                         transaction was effected;

                    (iv) The name of the broker,  dealer or bank with or through which the transaction was effected; and

                    (v) The date that the report is submitted by the ACCESS PERSON.

     (2) With respect to any account established by the ACCESS PERSOn in which any securities were held during the previous quarter for the direct or indirect benefit or the ACCESS PERSON, contains the following information:

               (i) The name of the broker, dealer or bank with whom the ACCESS PERSON established the account;

               (ii) The date the account was established; and

               (iii) The date that the report is submitted by the ACCESS PERSON.

     (c) ANNUAL HOLDING REPORTS- On or before February 14 each year, each ACCESS PERSON shall make a written report, a form of which is attached to this Code of Ethics as Schedule D ("Annual Holdings Report"), to the CCO which:

          (1) Sets forth the title, number of shares and principal amount of each Covered Security in which the ACCESS PERSON had any direct or indirect beneficial ownership;
          (2) Sets forth the name of any broker, dealer or bank with whom the ACCESS PERSON maintains an account in which any securities are held for the direct or indirect benefit of the ACCESS PERSON;
          (3) Contains the date that the report is submitted by the ACCESS PERSON; and
          (4) States that the information contained in the Annual Holdings Report is current as of a date not greater than forty-five (45) days prior to the date the report was submitted.

     (2) REPORTING OF VIOLATIONS: Each Covered Person is required to promptly report any violations of this Code of Ethics to the CCO.

B.   EXEMPTIONS FROM REPORTING

     (1) A person need not make an Initial Holdings Report with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

     (2) A director of the Company who is not an "interested person" of the Company, as such term is defined in Section 2(a)(19) of the Act, and who would otherwise be required to make a report solely by reason of being a director of the Company, need not make:

          (a)  An Initial Holdings Report or an Annual Holdings Report; and

          (b) A Quarterly Transaction Report, unless the Director receives prior information regarding the purchases or sales of specific securities by the Company.

     (3) An ACCESS PERSON need not make a Quarterly Transaction Report if the Report would duplicate information contained in broker trade confirmations or account statements received by the Company with respect to the ACCESS PERSON for the applicable quarterly reporting period, but only if such broker trade confirmations or account statements contain ALL of the information required to be reported in the Quarterly Transaction Report.

C.   RESPONSIBILITY TO REPORT

     The responsibility for taking the initiative to report is imposed on each individual required to make a report. Any effort by the Company to facilitate the reporting process does not change or alter that responsibility.

D.   WHERE TO FILE REPORT

     All reports must be filed with the CCO.

IX.  INSIDER TRADING/CONFIDENTIALITY OF COMPANY TRANSACTIONS

     Covered Persons are prohibited from trading either personally or on behalf of others, while in possession of material, nonpublic information.

     Until disclosed in a public report to shareholders or to the SEC in the normal course of the Company's business, all information concerning Securities "being considered for purchase or sale" by the Company shall be kept confidential by all ACCESS PERSONS and disclosed by them only on a "need to know" basis. It shall be the responsibility of the CCO to report any inadequacy found by him or her to the Board of Directors of the Company or any committee appointed by the Board to deal with such information.

X.   SANCTIONS

     Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by the Company as may be deemed appropriate under the circumstances to achieve the purposes of the Rule and this Code of Ethics which may include suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Company and the more advantageous price paid or received by the offending person. Sanctions for violation of this Code of Ethics by a director of the Company will be determined by a majority vote of its independent directors.

XI.  ADMINISTRATION AND CONSTRUCTION

     (A) The administration of this Code of Ethics shall be the responsibility of the CCO.

     (B)  The duties of the CCO shall include:

          (1) Continuous maintenance of a current list of the names of all ACCESS PERSONS with an appropriate description of their title or employment;

          (2) Providing each COVERED PERSON a copy of this Code of Ethics and any amendments thereto and informing them of their duties and obligations thereunder, and assuring that COVERED PERSONS who are not ACCESS PERSONS are familiar with applicable requirements of this Code of Ethics;

          (3) Supervising the implementation of this Code of Ethics by the Adviser(s) and the enforcement of the terms hereof by the Adviser(s);

          (4) Maintaining or supervising the maintenance of all records and reports required by this Code of Ethics;

          (5)  Reviewing  (with the Clearing  Officers)  whether any  particular
               securities   transaction  should  be  exempted  pursuant  to  the
               provisions of this Code of Ethics;

          (6) Conducting of such inspections or investigations, including scrutiny of the listings referred to in the preceding subparagraph, as shall reasonably be required to detect and report, with his or her recommendations, any apparent violations of this Code of Ethics to the Board of Directors of the Company or any Committee appointed by them to deal with such information;

          (7) Submitting a quarterly report to the Directors of the Company containing a description of any violation and the sanction imposed; transactions which suggest a possibility of a violation, and any exemptions or waivers found appropriate by the CCO; and any other significant information concerning the appropriateness of this Code of Ethics.

XII. REQUIRED RECORDS

     The CCO shall maintain or cause to be maintained in an easily accessible place, the following records:

     (A) A copy of this and any other Code of Ethics adopted pursuant to the Rule which has been in effect during the past five (5) years;

     (B) A record of any violation of such Codes of Ethics and of any action taken as a result of such violation;

     (C) A copy of each report made by the CCO within the previous two (2) years and for an additional three (3) years in a place which need not be easily accessible;

     (D) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to the Rule and this Code of Ethics;

     (E) Written acknowledgements from Covered Persons of their receipt of this Code of Ethics and any amendments thereto; and

     (F) A copy of all Initial Holdings Reports, Quarterly Transactions Reports, and Annual Holdings Reports submitted within the last five
          (5) years, the first two (2) years in an easily accessible place.

XIII. AMENDMENTS AND MODIFICATIONS

     This Code of Ethics may not be amended or modified except in a written form which is specifically approved by majority vote of the Independent Directors of the Company.

Adopted January 31, 2005

This Code of Ethics was ratified by the Company's Board of Directors, including a majority of the Company's "Independent Directors", at a meeting held on February 8, 2005.


Witness my Signature:


/s/ Jeffrey Howard
___________________________________
Secretary to the Company

                                   SCHEDULE A

                       CONFIDENTIAL TRANSACTION CLEARANCE
                                  REQUEST FORM

     Pursuant to the requirements of Section V of the Code of Ethics of Shepherd Street Funds, Inc. (the "Company"), I, ______________________, being an Access Person of the Company, as that term is defined in the Code, hereby request that the Company approve the following transaction in Covered Securities:

Name of Security/Ticker Symbol:  _______________________________________________

Number of shares/Principal amount:______________________________________________

Nature of transaction: _________________________________________________________
(i.e., purchase, sale or other type of acquisition or disposition);

Name of broker/dealer or bank executing transaction:____________________________

Yes   No
___  ___    The  proposed  trade described  above qualifies under the de minimis exemption.

___  ___    The security described above represents an  investment in an initial public offering.

___  ___    The security described above represents an investment in a private placement.

By my signature below, I swear and affirm that I have not engaged in any transactions in the above-described securities in violation of the Company's Code of Ethics, that I will invest in the above-described securities only after obtaining clearance to do so from authorized officers of the Company, will report all such transactions in accordance with the requirements of the Company's Code of Ethics, and if I receive clearance to engage in the above-described security, I will execute the transaction not later than three
(3) days after receiving clearance or will obtain a new clearance prior to executing the transaction.


----------------------------------          ----------------------------------
Signature of Applicant                      Printed Name of Applicant

_____ After due consideration, the proposed transaction described above is APPROVED.

_____    After due consideration, the proposed transaction is DENIED.

_____   (Check  only if approving a transaction that represents an investment in an initial public offering or in a private placement). We, the undersigned, in the exercise of our obligations to the Company under the Company's Code of Ethics, have found that the above-described transaction is not a transaction that should be reserved to the Company, and we further find that the transaction is not being offered to the Applicant as a result of his/her position with the Company or Adviser.

                                             ----------------------------------
                                             Signature of CCO
Date
     -------------------------------

                                             ----------------------------------
                                             Printed Name


                                                     SCHEDULE B
                                                CONFIDENTIAL INITIAL
                                                   HOLDINGS REPORT
                                             SHEPHERD STREET FUNDS, INC.

         The following  lists all holdings in Covered  Securities in which I had any direct or indirect beneficial ownership as of ________________________.  (If no  transactions  took place write  "None".) Sign and return to the
Secretary of the Company  not later than the 10th day after you qualify as an Access  Person.  Use reverse side if additional space is needed.

                                             HOLDINGS IN COVERED SECURITIES
                                             ------------------------------

----------------------------------------------------------------------------------------------------------------------
                                               Ticker         Number of
Transaction       Name/Description of          Symbol or      Shares/       Per Unit    Total      Broker executing
Date              Security                     CUSIP          Units         Price       Amount     Transaction
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

The following lists all accounts established by me as of _______________________ in which I had any direct or indirect beneficial  ownership in any  Securities.  (If no  accounts  were  established,  write  "None".)  Sign  and  return  to the Secretary  of the  Company  not later than the 10th day after you  qualify as an Access Person. Use reverse side if additional space is needed.

----------------------------------------------------------------------------------------------------------------------
NAME OF BROKER, DEALER OR BANK                                           DATE ACCOUNT ESTABLISHED
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------


                                                              Name: ___________________________________


Date: ___________________________                             Signature:  _____________________________




                                                                                                                  13

                                                     SCHEDULE C
                                         QUARTERLY SECURITIES TRANSACTIONS
                                                CONFIDENTIAL REPORT
                                            SHEPHERD STREET FUNDS, INC.

     The following lists all transactions in Covered Securities in which I had any direct or indirect beneficial ownership during the last calendar quarter. (If no transactions took place write "None".) Sign and return to the
Secretary of the Company not later than the 10th day of the month following the end of the calendar quarter. Use reverse side if additional space is needed.

                                       PURCHASES/SALES AND OTHER DISPOSITIONS
                                       --------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                               Ticker         Number of
Transaction       Name/Description of          Symbol or      Shares/       Per Unit    Total      Broker executing
Date              Security                     CUSIP          Units         Price       Amount     Transaction
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

The  following  lists all accounts  established  by me during the last  calendar quarter  in which I had any  direct or  indirect  beneficial  ownership  in  any  Securities. (If no accounts were established,  write "None".) Sign and return to  the Secretary of  the Company not later than the 10th day of the month  following the end of the calendar quarter. Use reverse side if additional space is needed.

----------------------------------------------------------------------------------------------------------------------
NAME OF BROKER, DEALER OR BANK                                           DATE ACCOUNT ESTABLISHED
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------



                                                              Name: ___________________________________


Date: ___________________________                             Signature:  _____________________________



                                                                                                                  14





                                                     SCHEDULE D
                                                 CONFIDENTIAL ANNUAL
                                             SECURITIES HOLDINGS REPORT
                                             SHEPHERD STREET FUNDS, INC.

     The following  lists all holdings  in Covered  Securities in  which I  had any direct or indirect  beneficial ownership as of  ________________________.  (If no transactions  took place write  "None".) Sign and return to the
Secretary of the Company  not later than  February 14 each year,  and must be current  within the previous 45 days.
Use reverse side if additional space is needed.

                                                    HOLDINGS IN COVERED SECURITIES
                                                    ------------------------------

----------------------------------------------------------------------------------------------------------------------
                                               Ticker         Number of
Transaction       Name/Description of          Symbol or      Shares/       Per Unit    Total      Broker executing
Date              Security                     CUSIP          Units         Price       Amount     Transaction
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

The following lists all accounts established by me as of _____________________ in which I had any direct or indirect beneficial  ownership in any  Securities.  (If  no  accounts  were  established,  write  "None".)  Sign  and  return to the Secretary of the Company not later than  the 45th day after the Company's  fiscal  year end. Use reverse side if additional space is needed.

----------------------------------------------------------------------------------------------------------------------
NAME OF BROKER, DEALER OR BANK                                           DATE ACCOUNT ESTABLISHED
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

I swear and affirm  that the  foregoing  information  is true and correct to the best of my information  and belief, and that the  information included in this report is current as of a date not later than  forty-five (45) days prior to the filing of this report.



                                                              Name: ___________________________________


Date: ___________________________                             Signature:  _____________________________



                                                                                                                  15